Exhibit 99.1

X-Rite Reports Strong 2011 Fourth Quarter Earnings

Benefits from New Product Releases, Strategic Initiatives and Cost Controls

Continued Strong Cash Flows Underpin Actions to Drive Revenue and Earnings Growth in 2012 and Beyond

GRAND RAPIDS, Mich.--(BUSINESS WIRE)--March 13, 2012--X-Rite, Incorporated (NASDAQ:XRIT) today announced its financial results for the fourth quarter and full fiscal year ended December 31, 2011.

Financial highlights:

  Net sales of $58.5 million, down 0.9 percent from the fourth quarter 2010, and 2011 net sales of $237.6 million, up 6.7 percent year over year
  Operating income of $10.0 million, up 12.6 percent from the fourth quarter 2010, and 2011 operating income of $38.2 million, up $9.2 million, or 32.0 percent, year over year
  Net income of $44.9 million, or $0.51 per diluted share, up $40.9 million from the fourth quarter 2010. For the full year 2011, the Company is reporting earnings of $0.56 per diluted share, up $0.52 from 2010. The fourth quarter and full year results were positively impacted by a release of tax valuation allowances
  Adjusted EBITDA of $16.0 million, up $0.9 million from the fourth quarter 2010. Adjusted EBITDA was 27.4 percent of net sales for the fourth quarter of 2011 compared to 25.5 percent of net sales for the fourth quarter 2010. For the full year 2011, adjusted EBITDA was $63.2 million, up $6.9 million, or 12.3 percent, from 2010
  Debt re-payments of $10.0 million in the fourth quarter 2011. Total Debt, including the Mandatorily Redeemable Preferred Stock, reduced by $33.8 million year over year

The Company reported a net sales decrease of $0.5 million, or 0.9 percent, for the fourth quarter 2011 as compared to the fourth quarter 2010. For the quarter, the Company saw continuing gains in most of our major product lines, particularly the Imaging and Media, Standards, and Support Services product lines which grew 3.6, 4.7, and 9.6 percent, respectively. These gains were offset by a reduction in sales in the Industrial markets of $2.4 million, or 17.1 percent, for the quarter where continued challenging economic conditions led to inventory adjustments and project deferrals at certain of our global customers. The Company’s new product offerings and geographic expansion investments were key factors in the Imaging and Media growth for the period while the Standards product line growth reflects the strong momentum for the Pantone FASHION + HOME system extension, which was released earlier in the year. Excluding the impact of positive changes in foreign exchange rates due to a weakening U.S. Dollar, net sales decreased by $0.9 million, or 1.5 percent, on a quarter over quarter basis.

Thomas J. Vacchiano Jr., the Company’s Chief Executive Officer, stated, “With the mixed global economic conditions we experienced in the fourth quarter it was positive to see year over year sales gains from our new product launches and Asia Pacific expansion. For the full year, X-Rite continued to produce strong cash flows and improve our overall financial strength, including further deleveraging our balance sheet and significantly increasing our net income and earnings per share. As the clear market leader, we will continue to make the investments in new products and technology that should leave us well positioned to drive new sales growth as the global economy recovers.”

The Company’s operating expenses were reduced from the fourth quarter 2010 by $1.8 million, or 7.1 percent. Increased spending on strategic initiatives, such as Asia Pacific expansion, and the negative effect of exchange rates on operating expenses were offset by other cost reductions. Operating income as a percent of net sales improved to 17.2 percent for the fourth quarter 2011, compared to 15.1 percent for the fourth quarter 2010.

Including a net tax benefit of $36.5 million related to releasing $47.2 million of tax valuation allowances, the Company reported fourth quarter net income of $44.9 million, or $0.51 per diluted share, an increase of $40.9 million, or $0.46 per diluted share, from the fourth quarter of 2010. The Company began to record a valuation allowance against United States deferred tax assets in the fourth quarter of 2007. The release of a significant portion of this valuation allowance in the quarter reflects the recent trend of the Company’s profitability driven by the improved operational performance and the refinancing completed in the first quarter of 2011.

For the year ended December 31, 2011, the Company generated $35.5 million of cash flows before financing activities. The Company used this cash flow to reduce its total debt in 2011 from $183.6 million to $149.8 million, or by $33.8 million, including the redemption of the mandatorily redeemable preferred stock. Rajesh K. Shah, X-Rite’s Chief Financial Officer, commented, “The Company’s financial performance in 2011 reflects our ability and commitment to consistently maintain high levels of profitability and cash flows. We remain focused on using our strong operating cash flow in a balanced manner to support growth while continuing to pay down debt."

Vacchiano concluded, “We are encouraged by the continued strong market acceptance of our new product releases and positive financial returns from our strategic investments. Global economic softness which was evident at the end of 2011 continued through the start of 2012. While these conditions are estimated to result in a low single digit decrease in our first quarter 2012 revenues as compared to the first quarter of 2011, we have seen strengthening as we have moved through the quarter. With the successful launch of PantoneLive in March, additional planned new product launches over the course of 2012 and ongoing gains from our key strategic initiatives, we are optimistic about the Company’s overall growth potential and financial performance for the full year.”

Conference Call

X-Rite invites all interested parties to listen to the live webcast discussing the fourth quarter and full fiscal year results on Tuesday, March 13, 2012 at 11:00 a.m. EDT. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company’s Chief Executive Officer, and Rajesh K. Shah, the Company’s Chief Financial Officer. The conference call will be webcast and investors will be able to access the conference call and slide presentation on the Investor Relations page of X-Rite’s website at http://ir.xrite.com or by phone at 877-407-9205 for domestic callers and 201-689-8054 for international callers. No ID is required. An archived version of this webcast will be available on X-Rite’s website shortly after the live broadcast.

About X-Rite

X-Rite is a global leader in color science and technology. The Company, which includes design industry color leader Pantone LLC, develops, manufactures, markets and supports innovative color solutions through measurement systems, software, color standards and services. X-Rite’s expertise in inspiring, selecting, measuring, formulating, communicating and matching color helps users get color right the first time and every time, which translates to better quality and reduced costs. X-Rite serves a range of industries, including printing, packaging, photography, graphic design, video, automotive, paints, plastics, textiles, dental and medical. For further information, please visit www.xrite.com.

Forward-looking Statements

This release contains forward-looking statements based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “model,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks associated with our international operations; the possibility that the market for the sale of certain products and services may not develop as expected; our ability to protect our intellectual property rights; the existence or enactment of adverse U.S. and foreign government regulation; the risk that the development of products and services may not proceed as planned; adverse general domestic and international economic conditions including interest rate and currency exchange rate fluctuations; the difficulty of efficiently managing our cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of our manufacturing processes; the impact of competitive products or technologies and competitive pricing pressures; potential business disruptions; the economic downturn in the global economy; and other risks that are described from time to time under the heading “Risk Factors” in our annual and quarterly reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. Readers of this information are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this release. We undertake no obligation to update, amend or clarify forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise.

X-Rite, Incorporated
Consolidated Income Statement
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

Net Sales	$58.5	$59.0	$237.6	$222.7

Cost of sales	24.2	23.9	96.9	89.6

Gross profit	34.3	35.1	140.7	133.1
Gross margin	58.7%	59.5%	59.2%	59.8%

Operating expenses:
Selling and marketing	13.8	14.9	58.2	56.4
Research, development and engineering	5.2	6.1	23.2	23.7
General and administrative	5.3	5.1	21.1	22.0
Restructuring and other related charges	-	-	-	2.0
	24.3	26.1	102.5	104.1
Operating income	10.0	9.0	38.2	29.0

Interest expense	(2.1)	(5.9)	(12.4)	(28.0)
Loss on redemption of preferred shares
and debt refinancing costs	-	-	(13.8)	(1.1)
Other income	0.5	0.3	1.6	1.5

Income before income taxes	8.4	3.4	13.6	1.4

Income tax benefit	(36.5)	(0.6)	(35.8)	(2.2)

Net income	$44.9	$4.0	$49.4	$3.6

Earnings Per Share
Basic	$0.52	$0.05	$0.57	$0.04
Diluted	0.51	0.05	0.56	0.04

X-Rite, Incorporated
Net Sales by Product Line
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011
Imaging and Media	$23.2	$22.4	$90.8	$87.3
Industrial	11.4	13.8	50.0	47.3
Standards	11.1	10.6	46.9	42.1
Support Services	7.1	6.4	29.1	25.8
Retail	4.6	4.6	16.1	15.4
Other	1.1	1.2	4.7	4.8
Total	$58.5	$59.0	$237.6	$222.7

X-Rite, Incorporated
Consolidated Condensed Balance Sheet
(unaudited)
(in millions)

	December 31,	January 1,
	2011	2011

Cash	$6.3	$11.7
Accounts Receivable	35.7	32.2
Inventory	26.2	27.7
Deferred Income Taxes	12.8	0.7
Other Current Assets	4.4	4.6
Total Current Assets	85.4	76.9
Property, plant and equipment, net	38.7	40.2
Goodwill and Other Intangible Assets	291.0	302.8
Deferred Income Taxes	25.9	-
Other Non-Current Assets	22.1	19.2
Total Assets	463.1	439.1

Current Maturities on Long-Term Debt	11.8	1.4
Accounts Payable and Other Accrued Liabilities	30.7	33.5
Total Current Liabilities	42.5	34.9
Long-Term Debt	138.0	135.2
Mandatorily Redeemable Preferred Stock(1)	-	36.4
Other Liabilities	16.0	11.1
Total Liabilities	196.5	217.6

Shareholders' Investment	266.6	221.5

Total Liabilities and Shareholders' Investment	$463.1	$439.1

(1) Net of $10.6 million Discount on Mandatorily Redeemable Preferred Stock as of January 1, 2011

X-Rite, Incorporated
Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended
	December 31,	January 1,
	2011	2011

Net income	$49.4	$3.6
Non-cash adjustments to net income:
Depreciation	6.5	6.2
Amortization	16.5	16.2
Non-cash interest expense	3.4	11.1
Loss on redemption of preferred shares
and debt refinancing costs	13.8	1.1
Deferred income tax credit	(38.8)	(4.9)
Other	4.2	7.3
Sub-total non-cash adjustments	5.6	37.0
Changes in operating assets and liabilities	(7.0)	2.3
Net Cash provided by operating activities	48.0	42.9

Net Cash used for investing activities	(12.5)	(11.5)

Cash flows before financing activities	35.5	31.4

Proceeds from long-term debt	185.2	16.5
Payments of long-term debt	(172.3)	(63.5)
Redemption of preferred shares	(47.0)	-
Debt amendment and refinancing costs	(5.6)	(0.4)
Other	0.2	1.0
Net Cash used for financing activities	(39.5)	(46.4)

Effect of exchange rate changes on cash	(1.4)	(2.4)

Net decrease in cash	(5.4)	(17.4)
Cash, beginning of period	11.7	29.1
Cash, end of period	$6.3	$11.7

EBITDA and Non-GAAP Financial Measures
As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

X-Rite, Incorporated
Reconciliation of Reported Financial Results to Adjusted EBITDA as defined by Credit Agreements*
(unaudited)
(in millions)

	Three Months Ended			Twelve Months Ended
	December 31,	January 1,		December 31,	January 1,
	2011	2011	**	2011	2011	**

Net income	$44.9	$4.0		$49.4	$3.6

EBITDA Adjustments:
Depreciation	1.6	1.6		6.5	6.2
Amortization	4.1	4.1		16.5	16.2
Restructuring and other related costs	-	-		-	2.0
Share-based compensation	0.4	0.3		2.1	2.7
Net interest expense and debt refinancing and related charges	2.1	5.9		26.2	29.1
Currency gain	(0.5)	(0.1)		(1.4)	(1.6)
Income tax benefit	(36.5)	(0.6)		(35.8)	(2.2)
(Gain) loss on sale of assets	(0.1)	(0.1)		(0.3)	0.3
	(28.9)	11.1		13.8	52.7

Adjusted EBITDA based on credit agreement	16.0	15.1		63.2	56.3

Net Sales	58.5	59.0		237.6	222.7

Adjusted EBITDA Margin(1)	27.4%	25.5%		26.6%	25.3%

(1)	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA into Net Sales. These calculations were performed on the actual results and not rounded figures.

**	Adjusted EBITDA for the three and twelve months ended January 1, 2011 as shown is based on the 2008 credit agreement calculation. Modifications to this agreement in the Company's 2011 credit agreement allow for an adjustment for excess bonus payments over target not to exceed $2.6 million. This adjustment to the credit agreement resulted in no change to the Company's Adjusted EBITDA for the three and twelve months ended January 1, 2011.

To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ('GAAP'), the Company presents the non-GAAP financial measures, Adjusted EBITDA and Adjusted EBITDA Margin, as measures of our core operating performance.  Adjusted EBITDA is defined as [net income (loss) before depreciation, amortization, restructuring and other related costs, share-based compensation expense, net interest expense, currency loss (gain),  income tax benefit, (gain) loss on sale of assets and other special items],  which adjustments represent  significant items that are not part of our core operations.  The Company uses Adjusted EBITDA and Adjusted EBITDA Margin as a measures of liquidity and its ability to meet its debt service and because its senior credit facility uses Adjusted EBITDA to measure the Company’s compliance with certain covenants.   The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures.  Other companies may calculate these non-GAAP measures (or similarly titled measures) differently.  Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.

CONTACT:
X-Rite, Incorporated
Rajesh K. Shah, CFO
616-803-2143
rshah@xrite.com